Exhibit 10.3

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) dated as of November 4, 2014, is made by and between NewStar Financial, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”).

RECITALS

A. Concurrently with the execution of this Agreement, the Company and certain investors (the “Investors”) are entering into an Investment Agreement (the “Investment Agreement”) dated as of the date hereof providing for the issuance of (i) up to $300,000,000 aggregate principal amount of subordinated notes of the Company and (ii) two tranches of warrants, representing the right to purchase in the aggregate up to 12 million shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) to the investors therein named.

B. The issuance of the second tranche of warrants (the “Second Warrant Issuance”) and the removal of certain ownership limitations set forth therein (the “Ownership Limitations”) in connection with the exercise of the warrants in the first tranche of warrants is subject to the approval of the holders of the Common Stock outstanding prior to the consummation of the Second Warrant Issuance under applicable Nasdaq Marketplace Rules.

C. The Stockholder is the record holder and beneficial owner of shares of Common Stock of the Company as set forth on the signature page hereto (the “Shares”).

D. In recognition of the benefits to be provided to the Company and its stockholders, including the Stockholder, by the transactions contemplated by the Investment Agreement, and acknowledging that the willingness of the Investors to enter into the Investment Agreement is conditioned upon the Stockholder entering into this Agreement, the Stockholder hereby agrees to enter into this Agreement to vote all of the Shares, and any other shares of Common Stock of the Company of which the Stockholder acquires beneficial ownership hereafter and prior to the termination of this Agreement as provided for in Section 4 below (together with the Shares, the “Subject Shares”), so as to facilitate consummation of the Second Warrant Issuance and the removal of the Ownership Limitations, and further agrees that each of the Investors shall be a third party beneficiary of, with rights to enforce, this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Agreement to Retain Shares. The Stockholder agrees not to transfer (except as may be specifically required by legal requirements), sell, exchange or otherwise dispose of or encumber any of the Subject Shares (other than encumbrances incurred in the ordinary course or created from a margin lending account), or to make any offer or agreement relating thereto, at any time before the termination of this Agreement as provided for in Section 4 below, unless the party to whom the Subject Shares are (or are to be) sold, exchanged, or otherwise disposed of or encumbered shall have executed an acknowledgement and ratification of this Agreement in form and substance reasonably satisfactory to the Company and agreed to be bound by the terms hereof and the Company is provided with prior notice of any such transaction and a copy of such executed acknowledgement and notification.

2. Agreement to Vote Subject Shares. At every meeting of the stockholders of the Company with respect to any of the following, and at every adjournment thereof, the Stockholder shall vote the Subject Shares (i) in favor of approval of the Second Warrant Issuance and the removal of the Ownership Limitations and any matter that is directly connected to approving the Second Warrant Issuance and the removal of the Ownership Limitations and (ii) against approval of any proposal made in opposition to the consummation of the Second Warrant Issuance or the removal of the Ownership Limitations or which is directly connected to a proposal to prevent or materially delay the consummation of the Second Warrant Issuance or the removal of the Ownership Limitations (each of the foregoing is hereinafter referred to as an “Opposing Proposal”). The Stockholder agrees not to take any actions contrary to the Stockholder’s obligations under this Agreement.

3. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby represents, warrants and covenants to the Company as follows:

3.1 Ownership of Shares. The Stockholder (i) is the beneficial owner of the Shares, free and clear of any liens, claims, options, charges or other encumbrances that would impair its ability to perform its obligations under this Agreement other than any liens, claims, charges or other encumbrances arising or incurred in the ordinary course in connection with borrowings with the Shares as collateral, and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement.

3.2 No Proxy Solicitations. The Stockholder will not (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) with respect to an Opposing Proposal, or (ii) initiate a stockholders’ vote or action by consent of stockholders of the Company with respect to an Opposing Proposal.

4. Termination. This Agreement shall terminate and shall have no further force or effect as of the earliest of (i) the consummation of the Second Warrant Issuance, (ii) the failure of the Company’s stockholders to approve the Second Warrant Issuance or the removal of the Ownership Limitations at a meeting duly called and held to vote thereon and (iii) 180 days from the date hereof.

5. Miscellaneous.

5.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without prior written consent of the other.

5.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

5.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity, without the requirement of the posting of any bond or other security in connection therewith.

5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

(a)	If to the Company, to:

NewStar Financial, Inc.

500 Boylston Street, Suite 1600

Boston, MA 02116

Attention: Robert K. Brown

Facsimile: (617) 848-4300

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Lee Meyerson, Esq.

Facsimile: (212) 455-2502

(b)	if to the Stockholder:

To the address for notice set forth on the

signature page hereof;

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

5.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to any conflicts of laws and principles thereof.

5.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

5.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

5.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

5.10 Third Party Beneficiaries. Each of the Company and the Stockholder agree and acknowledge that each Investor is an intended third party beneficiary and is entitled to rely on the representations, warranties, covenants and remedies set forth herein as if an original party to this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

NEWSTAR FINANCIAL, INC.

By:
Name: Robert K. Brown Title: Managing Director

STOCKHOLDER:

By:
Name:

Stockholder’s Address for Notice:

SHARES:

[Signature Page to Voting Agreement]